UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2022

DYNATRACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39010		47-2386428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 116	Waltham	MA	02451
(Address of principal executive offices)			(Zip Code)
(617) 530-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 13, 2022, Paul Zuber, a member of the Board of Directors (the “Board”) of Dynatrace, Inc. (the “Company”), notified the Board that he would not stand for re-election as a director of the Company, and the Company accepted his resignation letter on July 14, 2022. Mr. Zuber’s decision not to stand for re-election was not due to any disagreement with the Company, its auditors or advisors on any matter relating to the Company or its operations, policies or practices. Mr. Zuber’s term will end at the start of the 2022 Annual Meeting of Stockholders to be held on August 24, 2022 (the “Annual Meeting”).
In connection with Mr. Zuber not standing for re-election, effective at the start of Annual Meeting, the Board approved a board size decrease from ten (10) to nine (9) directors and selected Jill Ward to replace Mr. Zuber as chair of the Nominating and Corporate Governance Committee effective at that time.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2022	Dynatrace, Inc.

	By:	/s/ Kevin C. Burns
Kevin C. Burns
Chief Financial Officer & Treasurer
(Principal Financial Officer)